EXHIBIT 99.1

LOOP INDUSTRIES REPORTS THIRD QUARTER FISCAL 2023 RESULTS

LOOP MANAGEMENT TO HOLD UPDATE CALL: 11:00AM ET, ON FRIDAY JANUARY 13TH, 2023

MONTREAL, QC/ACCESSWIRE/JANUARY 12, 2023 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), a clean technology company whose mission is to accelerate a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today provided an update on its activities and reported its consolidated financial results for the third quarter of fiscal year 2023.

Agreement to Sell Bécancour Site and Cost Reduction Measures to Ensure Ongoing Liquidity

On December 22, 2022, Loop announced it had entered into an agreement to sell all of its remaining property in Bécancour, Quebec for CDN $18.5 million (US $13.9 million). The sale transaction is expected to close on February 24, 2023, subject to final due diligence and fulfillment of certain customary closing conditions.

Loop announced on the same day that it has reduced the hours of operation at its Terrebonne, Quebec production facility in order to reduce operating costs. This facility was constructed primarily to demonstrate that Loop’s breakthrough depolymerization technology was scalable and to produce commercial quantities of virgin quality PET resin and polyester fiber for global brands. The technology is now proven at scale. The Company will continue to fulfill its existing sales contracts.

The proceeds of the land sale combined with the cost reduction measures are expected to ensure Loop’s ongoing liquidity to finance its current activities as the Company advances towards the commercialization of its technology.

Company to Focus Current Commercialization Efforts on SK Geo Centric “SKGC” Partnership

In conjunction with the agreement to sell its Bécancour property, Loop also announced on December 22, 2022 that the Company will for now focus its commercialization strategy on its planned projects with SKGC in Asia and Europe. These joint venture projects have a lower requirement for Loop equity investment and higher return on capital, provide Loop with an annual technology licensing fee and leverage SKGC’s expertise in plant operations and maintenance. Loop and SKGC are also collaborating closely with SK ecoengineering “SKEE”, a subsidiary of the SK Group, on providing the engineering related to the construction of the planned Infinite Loop™ manufacturing facility in Ulsan, South Korea. SKEE is an experienced EPC contractor with a proven track record in the construction of large scale projects internationally.

SKGC is committed to commercializing Loop’s technology as the underpinning of its sustainable plastics strategy. The manufacturing facility in Ulsan, South Korea, is expected to break ground in 2023. Loop is working collaboratively with SKGC to put in place a financing plan for the construction of this facility.

1

Corporate Update Call

Senior Management of Loop Industries, will host a corporate update call, followed by a question-and-answer session, which can be accessed via the dial-in numbers below.

Date: Friday January 13, 2023

Time: 11:00 a.m. Eastern Time

Participant joining details (by Telephone):

Canada (Toll Free):	1 833 950 0062
Canada (Local):	1 226 828 7575
United States (Toll Free):	1 833 927 1758
United States:	1 844 200 6205
United States (Local):	1 646 904 5544
United Kingdom (Toll Free):	44 808 189 6484
All other locations:	+1 929 526 1599

Access code:	757317

Press *1 to ask a question, *2 to withdraw your question, or *0 for operator assistance.

Accessing the telephone replay

A recording will be available until Friday, January 27 2023

UK (Local):	0204 525 0658
US (Local):	1 929 458 6194
US Toll Free:	1 866 813 9403
Canada:	1 226 828 7578
All other locations:	+44 204 525 0658

Access Code:	130471

2

Third Quarter Fiscal 2023 Financial Results

The following table summarizes our operating results for the three-month periods ended November 30, 2022 and 2021, in U.S. Dollars.

	Three months ended November 30,
	2022	2021	Change
Revenues	$24,924	$-	$24,924

Expenses
Research and development
Machinery and equipment expenditures	1,059,266	2,599,758	(1,540,492)
External engineering	707,113	1,585,512	(878,399)
Employee compensation	1,539,581	1,424,330	115,251
Stock-based compensation	455,013	362,435	92,578
Plant and laboratory operating expenses	915,951	665,893	250,058
Tax credits	(299,793)	97,480	(397,273)
Other	204,421	99,896	104,525
Total research and development	4,581,552	6,835,304	(2,253,752)

General and administrative
Professional fees	1,278,478	650,164	628,314
Employee compensation	492,178	748,668	(256,490)
Stock-based compensation	419,153	279,574	139,579
Insurance	709,952	1,193,554	(483,602)
Other	283,166	219,295	63,871
Total general and administrative	3,182,927	3,091,255	91,672

Gain on disposition of assets	(6,703,558)	-	(6,703,558)
Depreciation and amortization	133,902	135,035	(1,133)
Interest and other financial expenses	54,402	49,655	4,747
Interest income	(13,315)	(23,654)	10,339
Foreign exchange loss (gain)	(197,913)	10,648	(208,561)
Total expenses	1,037,997	10,098,243	(9,060,246)
Net loss	$(1,013,073)	$(10,098,243)	$9,085,170

Revenues

Revenues for the three-month period ended November 30, 2022 were $0.02 million. For the same period in 2021, there were no revenues. The revenues resulted from the delivery of initial volumes to customers of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility.

Research and Development

Research and development expense for the three-month period ended November 30, 2022 decreased $2.25 million to $4.58 million, as compared to $6.84 million for the same period in 2021. The decrease was primarily attributable to a $1.54 million decrease in purchases of machinery and equipment used at the Terrebonne facility, a $0.88 million decrease in external engineering costs for ongoing design work for our Infinite Loop™ manufacturing process, and a $0.40 million increase in tax credits recorded as a reduction of research and development expenses.

3

General and administrative expenses

General and administrative expenses for the three-month period ended November 30, 2022 increased $0.09 million to $3.18 million, as compared to $3.09 million for the same period in 2021. The increase was primarily attributable to a $0.63 million increase in expenses for legal and professional fees due to costs principally associated with the SEC investigation and class action suits described in “Part II, Item 1. Legal Proceedings” of our 10-Q and the Company’s commercialization plans, and a $0.14 million increase in stock-based compensation expenses. These increases were partially offset by a $0.48 million decrease in insurance costs, and a $0.26 million decrease in employee compensation costs.

Net Loss

The net loss for the three-month period ended November 30, 2022 decreased $9.09 million to $1.01 million, as compared to $10.10 million for the same period in 2021. The decrease is primarily due to a gain on disposition of assets of $6.70 million recorded in the three-month period ended November 30, 2022 related to the Company’s sale of land in Bécancour, Québec, and the decreased research and development expenses of $2.25 million, partially offset by the increased general and administrative expenses of $0.09 million.

4

Nine Months Ended November 30, 2022 and 2021

The following table summarizes our operating results for the nine-month periods ended November 30, 2022 and 2021, in U.S. Dollars.

	Nine months ended November 30,
	2022	2021	Change
Revenues	$160,352	$-	$160,352

Expenses
Research and development
Machinery and equipment expenditures	4,132,575	7,707,882	(3,575,307)
External engineering	2,913,567	5,040,342	(2,126,775)
Employee compensation	5,179,105	4,213,075	966,030
Stock-based compensation	1,170,554	1,152,506	18,048
Plant and laboratory operating expenses	2,365,643	2,064,403	301,240
Tax credits	(1,207,415)	(54,911)	(1,152,504)
Other	579,162	634,640	(55,478)
Total research and development	15,133,191	20,757,937	(5,624,746)

General and administrative
Professional fees	3,840,844	3,138,611	702,233
Employee compensation	1,929,581	2,148,533	(218,952)
Stock-based compensation	8,798,601	209,236	8,589,365
Insurance	2,883,333	3,121,353	(238,020)
Other	777,896	750,319	27,577
Total general and administrative	18,230,255	9,368,052	8,862,203

Gain on disposition of assets	(6,703,558)	-	(6,703,558)
Depreciation and amortization	410,544	407,806	2,738
Interest and other financial expenses	138,962	113,344	25,618
Interest income	(35,842)	(41,828)	5,986
Foreign exchange loss (gain)	(289,022)	42,712	(331,734)
Total expenses	26,884,530	30,648,023	(3,763,493)
Net loss	$(26,724,178)	$(30,648,023)	$3,923,845

Revenues

Revenues for the nine-month period ended November 30, 2022 were $0.16 million. For the same period in 2021, there were no revenues. The revenues resulted from the delivery of initial volumes to customers of Loop™ PET resin produced using monomers manufactured at the Terrebonne Facility.

Research and Development

Research and development expense for the nine-month period ended November 30, 2022 decreased $5.62 million to $15.13 million, as compared to $20.76 million for the same period in 2021. The decrease was primarily attributable to a $3.58 million decrease in purchases of machinery and equipment used at the Terrebonne facility, a $2.13 million decrease in external engineering expenses for ongoing design work for our Infinite Loop™ manufacturing process, and a $1.15 million increase in tax credits recorded as a reduction of research and development expenses. These decreases were partially offset by a $0.97 million increase in employee compensation expenses related increased headcount in our in-house engineering and commercial project teams.

5

General and administrative expenses

General and administrative expenses for the nine-month period ended November 30, 2022 increased $8.86 to $18.23 million, as compared to $9.37 million for the same period in 2021. The increase was primarily attributable to an increased stock-based compensation expense of $8.59 million, of which $7.74 million was related to the achievement of a performance milestone for 1,000,000 RSUs following the execution of a supply agreement with a customer and $0.94 million was attributable to RSU forfeitures in the same period in 2021 accounted for as a reversal of stock-based compensation, and increased professional fees of $0.70 million, mainly related to legal fees principally associated with the SEC investigation and class action suits described in “Part II, Item 1. Legal Proceedings” of our 10-Q and the Company’s commercialization plans. These increases were partially offset by decreased insurance costs of $0.24 million, and a $0.22 million decrease in employee compensation costs.

Net Loss

The net loss for the nine-month period ended November 30, 2022 decreased $3.92 million to $26.72 million, as compared to $30.65 million for the same period in 2021. The decrease is primarily due to a gain on disposition of assets of $6.70 million recorded in the nine-month period ended November 30, 2022 related to the Company’s sale of land in Bécancour, Québec, and the decreased research and development expenses of $5.62 million, partially offset by the increased general and administrative expenses of $8.86 million.

6

Loop Industries, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended November 30		Nine Months Ended November 30
	2022	2021	2022	2021

Revenue	$24,924	$-	$160,352	$-

Expenses
Research and development	4,581,552	6,835,304	15,133,191	20,757,937
General and administrative	3,182,927	3,091,255	18,230,255	9,368,052
Gain on disposition of assets	(6,703,558)	-	(6,703,558)	-
Depreciation and amortization	133,902	135,035	410,544	407,806
Interest and other financial expenses	54,402	49,655	138,962	113,344
Interest income	(13,315)	(23,654)	(35,842)	(41,828)
Foreign exchange loss (gain)	(197,913)	10,648	(289,022)	42,712
Total expenses	1,037,997	10,098,243	26,884,530	30,648,023

Net Loss	(1,013,073)	(10,098,243)	(26,724,178)	(30,648,023)

Other comprehensive income (loss)
Foreign currency translation adjustment	(439,297)	(13,473)	(856,567)	(160,371)
Comprehensive income (loss)	$(1,452,370)	$(10,111,716)	$(27,580,745)	$(30,808,394)

Loss per share
Basic and Diluted	$(0.02)	$(0.21)	$(0.56)	$(0.69)

Weighted average common shares outstanding
Basic and Diluted	47,416,340	47,264,646	47,405,801	44,600,557

7

Loop Industries, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	As at
	November 30, 2022	February 28, 2022

Assets
Current assets
Cash and cash equivalents	$21,524,993	$44,061,427
Restricted cash	4,100,000	-
Sales tax, tax credits and other receivables	1,605,856	1,716,262
Inventories	426,278	-
Prepaid expenses and deposits	4,055,453	2,965,646
Assets held for sale	3,758,314	3,389,279
Total current assets	35,470,894	52,132,614
Investment in joint venture	380,922	380,922
Property, plant and equipment, net	2,677,982	5,692,862
Intangible assets, net	1,110,932	1,013,801
Total assets	$39,640,730	$59,220,199

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$6,968,219	$9,846,815
Customer deposits	1,000,000	-
Current portion of long-term debt	46,891	-
Total current liabilities	8,015,110	9,846,815
Long-term debt	3,242,231	3,378,403
Total liabilities	11,257,341	13,225,218

Stockholders' Equity
Series A Preferred stock par value $0.0001; 25,000,000 shares authorized; one share issued and outstanding	-	-
Common stock par value $0.0001; 250,000,000 shares authorized; 47,439,587 shares issued and outstanding (February 28, 2022 – 47,388,056)	4,745	4,740
Additional paid-in capital	170,174,884	150,396,704
Additional paid-in capital – Warrants	20,463,464	30,272,496
Accumulated deficit	(161,307,104)	(134,582,926)
Accumulated other comprehensive loss	(952,600)	(96,033)
Total stockholders' equity	28,383,389	45,994,981
Total liabilities and stockholders' equity	$39,640,730	$59,220,199

8

Loop Industries, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended November 30,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(26,724,178)	$(30,648,023)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	410,544	407,806
Stock-based compensation expense	9,969,153	1,361,744
Gain on disposition of assets	(6,703,558)	-
Accretion and accrued interest expenses	117,504	82,393
Changes in operating assets and liabilities:
Sales tax and tax credits receivable	20,301	948,328
Inventory	(426,278)	-
Prepaid expenses and deposits	(1,294,520)	(1,394,272)
Accounts payable and accrued liabilities	(2,652,171)	(3,587,932)
Customer deposits	1,000,000	-
Net cash used in operating activities	(26,283,203)	(32,829,956)

Cash Flows from Investing Activities
Proceeds from disposition of assets	8,559,490	-
Additions to property, plant and equipment	(68,097)	(5,022,255)
Additions to intangible assets	(225,047)	(348,017)
Net cash used in investing activities	8,266,346	(5,370,272)

Cash Flows from Financing Activities
Proceeds from sale of common shares and warrants, net of share issuance costs	-	56,087,746
Proceeds from issuance of long-term debt	-	1,868,954
Repayment of long-term debt	-	(41,041)
Net cash (used) provided by financing activities	-	57,915,659

Effect of exchange rate changes	(419,577)	(77,336)
Net increase (decrease) in cash	(18,436,434)	19,638,095
Cash and restricted cash, beginning of period	44,061,427	35,221,951
Cash and restricted cash, end of period	$25,624,993	$54,860,046

Supplemental Disclosure of Cash Flow Information:
Income tax paid	$-	$-
Interest paid	$-	$30,506
Interest received	$35,842	$23,654

9

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop™ PET plastic and polyester fiber can be recycled infinitely without degradation of quality, successfully closing the plastic loop. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

10

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “should,” “could,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or “continue” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about Loop’s market opportunity, its strategies, ability to improve and expand its capabilities, competition, expected activities and expenditures as Loop pursues its business plan, the adequacy of its available cash resources, regulatory compliance, plans for future growth and future operations, the size of Loop’s addressable market, market trends, and the effectiveness of Loop’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of Loop’s technology and products, (ii) Loop’s status of relationship with partners, (iii) development and protection of Loop’s intellectual property and products, (iv) industry competition, (v) Loop’s need for and ability to obtain additional funding relative to its current and future financial commitments, (vi) engineering, contracting and building Loop’s planned manufacturing facilities, (vii) Loop’s ability to scale, manufacture and sell its products in order to generate revenues, (viii) Loop’s proposed business model and its ability to execute thereon, (ix) adverse effects on Loop’s business and operations as a result of increased regulatory, media or financial reporting scrutiny and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of additional variants of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of Loop’s employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, (xi) the outcome of the ongoing SEC investigation or the class action litigation filed against Loop, (xii) Loop’s ability to hire and/or retain qualified employees and consultants and (xiii) other factors discussed in Loop’s subsequent filings with the Securities and Exchange Commission (“SEC”). More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in Loop’s filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Investor Relations:

Kevin C. O’Dowd, Vice-President Communications & Investor Relations

Loop Industries, Inc.

+1 617-755-4602

kodowd@loopindustries.com

Media Inquiries:

Andrea Kostiuk, VP Marketing & Communications

Loop Industries, Inc.

+1 (450) 951-8555

akostiuk@loopindustries.com

11